SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) September 27, 2005

          Residential Accredit Loans, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	333-126732	51-0368240
(State or other jurisdiction of incorporation)	(Commission) file number)	(I.R.S. employer identification no.)

      8400 Normandale Lake Blvd., Suite 250, Minneapolis, MN    55437

(Address of principal executive offices)    (Zip code)

        Registrant’s telephone number, including area code (952) 857-7000

         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

        Items 1 through 7 are not included because they are not applicable.

Item 8 Other Events.

        In connection with the proposed offering of the Mortgage Asset-Backed Pass-Through Certificates, Series 2005-QO2 (the “Certificates”), by Goldman, Sachs & Co. (the “Underwriter), the Registrant has been advised that Underwriter has furnished to prospective investors certain information (the “Computational Materials”) with respect to the proposed offering of the Certificates, which Computational Materials are being filed electronically as an exhibit to this report.

        For purposes of this Form 8-K, “Computational Materials” shall mean computer generated tables and/or charts displaying, with respect to the Certificates, any of the following: yield; average life; duration, expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the Mortgage Loans; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature. The Computational Materials listed as Exhibit 99.1 hereto are filed herewith.

Item 9 Financial Statements, Pro Forma Financial Information and Exhibits.

    (a)        Not applicable.

    (b)        Not applicable.

    (c)        Exhibits:

         99.1 Computational Materials

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESIDENTIAL ACCREDIT LOANS, INC. By: /s/ Heather Anderson Name: Heather Anderson Title: Vice President

Dated: September 28, 2005